UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 15, 2005
QUINTANA MARITIME LIMITED
(Exact name of registrant as specified in its charter)

Marshall Islands (State or other jurisdiction of incorporation or organization)	000-51412 (Commission File Number)	98-0453513 (IRS Employer Identification No.)
Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
(Address of principal executive office)
011-30-210-898-5056
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     Effective as of August 15, 2005, Quintana Maritime Limited (the “Company”) entered into a definitive Waiver Letter, Consent and Agreement dated August 2, 2005 (the “Waiver Letter”) with Citibank, N.A., the Governor and Company of the Bank of Scotland, Credit Suisse, HSH Nordbank AG Luxembourg Branch, ABN AMRO (collectively, the “Lenders”) and Citibank International plc, as Facility Agent in connection with the transactions contemplated by the Credit Facility dated as of April 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quintana Maritime Limited (the “Borrower”), Citibank International plc, as Facility Agent and the Lenders.
     Pursuant to the Waiver Letter, the Lenders have agreed to (i) waive certain funding limits contained in the Credit Agreement relating to the utilization of the loans with respect to the vessels Linda Leah and Coal Pride, (ii) consent to the release of Quintana Maritime Investors LLC from all of its obligations under the Credit Agreement and the other finance documents to which it is a party and permit Quintana Maritime Investors LLC to be dissolved or liquidated at any time on and after the effective date of the Waiver Letter, (iii) terminate the First Priority Charge Over Shares, dated May 2005, between Quintana Maritime Investors LLC and Citicorp Trustee Company Limited, as Security Trustee and (iv) terminate the Second Priority Charge Over Shares, dated May 2005, between Quintana Maritime Investors LLC and Citicorp Trustee Company Limited, as Security Trustee.
     The description of the Waiver Letter herein is qualified by reference to the copy of the Waiver Letter filed as an Exhibit to this report, which is incorporated herein by reference.
ITEM 7.01 Regulation FD Disclosure
     On August 16, 2005, the Quintana Maritime Limited (the “Company”) issued a press release announcing the delivery of its seventh vessel. A copy of the press release is attached hereto as Exhibit 99.1. On August 17, the Company issued a press release announcing the closing of a portion of the over-allotment option in connection with its initial public offering.
     The Company is furnishing the information contained in this report, including Exhibits 99.1 and 99.2, pursuant to Regulation FD promulgated by the Securities and Exchange Commission (“SEC”). This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report, including Exhibits 99.1 and 99.2, or that any such information includes material investor information that is not otherwise publicly available.
     The information contained in this report, including the information contained in Exhibits 99.1 and 99.2, is summary information that is intended to be considered in the context of our SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company disclaims any current intention to revise or update the information contained in this report, including the information furnished in Exhibits 99.1 and 99.2, although the Company may do so from time to time as our management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
ITEM 9.01 Financial Statements and Exhibits

10.1	Waiver Letter, Consent and Agreement dated August 2, 2005.
99.1	Press release of Quintana Maritime Limited dated August 16, 2005.
99.2	Press release of Quintana Maritime Limited dated August 17, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED
By:	/s/ PAUL J. CORNELL
Paul J. Cornell
Chief Financial Officer

Dated: August 17, 2005

EXHIBIT INDEX

10.1	Waiver Letter, Consent and Agreement dated August 2, 2005.
99.1	Press release of Quintana Maritime Limited dated August 16, 2005.
99.2	Press release of Quintana Maritime Limited dated August 17, 2005.